Exhibit 23.1
                             Consent of Accountants



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                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Registration Statement on Form S-4 of our report dated December 28, 1999 relating to the financial statements as of and for the period May 6, 1999 to September 30, 1999 of Brilliant Sun Industry Co., which appear in such Registration Statement.

  KINGERY CROUSE & HOHL P.A.
      Tampa Bay, Florida
      December 28, 1999